Exhibit 99.1

Contact:
Primo Water Corporation
Mark Castaneda, Chief Financial Officer
(336) 331-4000

ICR Inc.
John Mills
Katie Turner
(646) 277-1228

Primo Water Enters into New $35 Million Credit Facility

WINSTON-SALEM, N.C., June 23, 2014 -- Primo Water Corporation (Nasdaq: PRMW), a leading provider of multi-gallon purified bottled water, self-service refill water and water dispensers, today announced that it has entered into a new $35 million credit facility with Prudential Insurance Company of America and its affiliates.

The new credit facility provides up to $35 million in borrowing availability and is made up of a $15 million revolving credit facility that matures in June of 2019 and $20 million in term notes with final maturities in June of 2021.  The revolving portion of the credit facility has an interest rate of LIBOR plus 4.25% and the term notes have an interest rate of 7.8%, which reflects a significant  reduction from the rate of the Company’s prior debt.  The Company used proceeds from the new credit facility to repay its existing debt and anticipates having additional future availability under the revolving portion of the new credit facility for general working capital purposes.  As of the closing date, the Company has $9.5 million in availability under the revolving portion of the credit facility.

“We are pleased to announce the completion of the new credit facility with substantial improvements in borrowing costs and increased borrowing availability,” commented Mark Castaneda, Primo Water's Chief Financial Officer.  “We expect the new credit facility will save over $2.0 million in interest expense annually.  In addition, we expect that the lower cost of borrowing will provide capital to fund future growth in our water and dispenser businesses.”

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is a leading provider of multi-gallon purified bottled water, self-service refill water and water dispensers sold through major retailers throughout the United States and Canada. Learn more about Primo Water at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Generally, these statements relate to future availability and reduced interest expense and borrowing costs under our new senior credit facility.  These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, increases in market interest rates, the failure of the Company to comply with its covenants and the other terms and conditions of the new credit facility, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of and demand for the Company's exchange and refill services and its water dispensers, adverse changes in the Company's relationships with its independent bottlers, distributors and suppliers (including as a result of the Company’s entering into the strategic alliance agreement with DS Waters), the entry of a competitor with greater resources into the marketplace and competition and other business conditions in the water and water dispenser industries in general, the Company’s experiencing product liability, product recall or higher than anticipated rates of warranty expense or sales returns associated with product quality or safety issues, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently and effectively integrate acquired businesses with the Company's historical business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 17, 2014 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.